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                                                                    EXHIBIT 10.1


                            SECOND AMENDMENT TO FIFTH
                       AMENDED AND RESTATED LOAN AGREEMENT


        This Second Amendment (the "Amendment") dated as of August 10, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and Ducommun Incorporated, a Delaware corporation (the "Borrower").

                                    RECITALS
                                    --------

        A. The Bank and the Borrower entered into a certain Fifth Amended and Restated Loan Agreement dated as of June 23, 1997, as previously amended (the "Agreement").

        B. The Bank and the Borrower desire to further amend the Agreement.

                                    AGREEMENT
                                    ---------

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2. Amendments. The Agreement is hereby amended as follows:

                2.1 Paragraph 1.1 of the Agreement is hereby amended as follows:

                    (a) The following defined terms are deleted in their entirety: "Letter of Credit," "Letter of Credit Obligations," and "Outstanding Letters of Credit."

                    (b) In the definition of "Consideration", the figure "$10,000,000" is substituted for the figure "$5,000,000".

                    (c) The definition of "Line of Credit" is amended to read as follows:

                        "`Line of Credit' means the credit facility for Loans described in Article 2 of this Agreement."

                    (d) In the definition of "Loan Documents," the phrase "the Letters of Credit," is hereby deleted.

                    (e) The definition of "Maximum Amount" is amended to read as follows:

                        "`Maximum Amount' means, as of any date of determination thereof, the Line Commitment."

                    (f) The definition of "Permitted Acquisition" is amended as follows:

                        (i) The first line of the definition is amended to read:

                            "`Permitted Acquisition' means, subject to Paragraph 6.3(c) hereof, any Acquisition by Borrower:..."


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                        (ii) Subparagraph (vi) is amended to read as follows:

                            "(vi) of a Target which, if the Total Purchase Price for the Acquisition is greater than $15,000,000, obtains at least 75% of its revenue from one or more lines of business that are the same as or very similar to one or more lines of business in which Borrower or one of its Subsidiaries is engaged. If the Total Purchase Price for the Acquisition of such Target is less than or equal to $15,000,000, such percentage is reduced to 50%."

                        (iii) In subparagraph (vii), the figure of "$35,000,000" is substituted for the figure of "$25,000,000."

                        (iv) In subparagraph (viii), the first three lines are amended to read:

                            "(viii) with respect to which, if the Total Purchase Price for such Acquisition is not less than $15,000,000:..."

                        (v) In clause (B) of subparagraph (viii), the phrase "Total Purchase Price" is substituted for the word "Consideration."

                    (g) In the definition of "Term of this Agreement," the phrase "no Letter of Credit remains outstanding," is deleted.

                    (h) The definition of "Termination Date" is amended to read:

                        "`Termination Date' means July 1, 2001."

                    (i) In the definition of "Total Consideration," clause (a) is amended to read:

                        "...(a) the aggregate amount of the Consideration for all Acquisitions (excluding American Electronics, Inc.) that have occurred during the Term of this Agreement,..."

                    (j) In the definition of "Total Funded Debt" the phrase "Outstanding Letters of Credit" is deleted.

                    (k) The definition of "Total Outstandings" is amended to read:

                        "'Total Outstandings' means, as of any date of determination, all outstanding Loans."

                    (l) The definition of "Total Purchase Price" is added to read as follows:

                        "`Total Purchase Price' means Total Consideration without excluding the then current value of Borrower's


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                        capital stock up to $10,000,000 that constitutes all or
                        any part of the Consideration for such Acquisition."

                2.2 Paragraph 2.2 of the Agreement is deleted in its entirety and the following is substituted therefore:

                    "2.2  Intentionally Omitted."

                2.3 In Paragraph 4.13 of the Agreement, the phrase "or in connection with the issuance of any Letter of Credit, " is deleted.

                2.4 The Agreement is hereby amended to add a new Paragraph 4.18 to read as follows:

                    "4.18 Year 2000 Compliance. The Borrower has developed and budgeted for a comprehensive program to address the "Year 2000 Problem" (that is the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Borrower has implemented that program substantially in accordance with its timetable and budget and reasonably anticipates that it will have substantially addressed the year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the Borrower's business properties or operations. The Borrower has developed comprehensive contingency plans to achieve uninterrupted and unimpaired business operation in the event of failure of its own equipment due to a year 2000 problem, as well as general failure of/or interruption in its communications or delivery infrastructure, however, the Borrower cannot provide assurance that the systems of other companies on which the Borrower's systems rely also will be timely converted or that such failure to convert by another company would not have an adverse affect on the Borrower's system."

                2.5 Paragraph 5.9 of the Agreement is amended in its entirety to read as follows:

                    "5.9 Use of Proceeds. Use the proceeds of the Line of Credit for the following purposes only: (i) working capital purposes of Borrower and its Subsidiaries, (ii) other lawful corporate purposes in the ordinary course of business, and (iii) to finance Permitted Acquisitions."

                2.6 Paragraph 6.3 of the Agreement is amended by deleting the period at the end of said paragraph and adding the following:

                    "and (c) the Borrower may redeem or repurchase shares of its common stock, in addition to the amount permitted in clause
                    (b) herein, in an aggregate amount not exceeding $15,000,000; provided that all amounts paid by the Borrower to redeem or repurchase stock under this Paragraph 6.3(c), shall reduce by like amount, the amount of Permitted Acquisitions allowed under this Agreement."


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                2.7 A new clause (p) is added to Paragraph 6.6 of the Agreement to read as follows:

                    "(p) Indebtedness incurred in connection with the
                Acquisition of American Electronics, Inc."

                2.8 In Paragraph 6.11 of the Agreement, the table appearing therein is amended to read as follows:

                      "Period                      Maximum Ratio
                      -------                      -------------

               Second Fiscal Quarter,                  1.25:1:00
               1997, through Fourth Fiscal
               Quarter, 1999

               First Fiscal Quarter, 2000              1.30:1.0
               and each Fiscal Quarter
               thereafter"

                2.9 In Paragraph 9.2 of the Agreement, all references to Letters of Credit are hereby deleted.

                2.10 In Paragraph 10.8 of the Agreement, all references to Letters of Credit are hereby deleted.

        3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment,
(c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

        4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

                4.1 An amendment fee in the amount of $10,000.

                4.2 An Instrument of Joinder, duly executed by American Electronics, Inc., together with a corporate resolution authorizing such guaranty by joinder, certified by its Secretary or Assistant Secretary.

        5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.




(signatures to follow)


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        This Amendment is executed as of the date stated at the beginning of this Amendment.

                                            Bank of America National Trust
                                            and Savings Association



                                            By:  /s/ J. Thomas Fagan
                                                 -------------------------------
                                                     J. Thomas Fagan
                                                     Vice President


                                            Ducommun Incorporated



                                            By:  /s/ K. R. Pearson
                                                 -------------------------------
                                                     Kenneth R. Pearson
                                                     Vice President - Human
                                                     Resources and Assistant
                                                     Secretary


                                            By:  /s/ J. S. Heiser
                                                 -------------------------------
                                                     James S. Heiser
                                                     Vice President, Treasurer,
                                                     Secretary, And Chief
                                                     Financial Officer


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